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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in: Registration Statements Nos. 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program; 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178, 333-109250 and 333-124850 for the Abbott Laboratories 1996 Incentive Stock Program; 333-74220, 333-102179 and 333-124851 for the Abbott Laboratories Deferred Compensation Plan; 333-75442 and 333-109254 for the Abbott Laboratories Affiliate Employee Stock Purchase Plan; and 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180, 333-109253 and 333-124849 for the Abbott Laboratories Stock Retirement Program and Trusts; Abbott Laboratories' previously filed post-effective Amendment No. 1 to Registration Statement on Form S-8, in Registration Statement No. 333-68268 for the 401(k) Plan, No. 333-85867 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and Abbott Laboratories' previously filed Form S-3 Registration Statements Nos. 33-50253, 333-06155, 333-63481, 333-65601, 333-83647, 333-55446 and 333-109132 of our reports dated February 3, 2006, relating to financial statements and financial statement schedule of TAP Pharmaceutical Products, Inc. appearing in this Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Chicago, Illinois

February 17, 2006

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  Exhibit 23.2